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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                               September 13, 2001
                Date of Report (Date of earliest event reported)


                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)

         Cayman Islands                   1-10809                 98-0191089
(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

              XL House, One Bermudiana Road, Hamilton, Bermuda HM11
                    (Address of principal executive offices)

                                 (441) 292-8515
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.   Other events.


On September 13, 2001, XL Capital Ltd issued the press release attached as
Exhibit 99(a) and incorporated by reference herein.


Item 7.   Financial Statements and Exhibits.


     (c) Exhibits. The following exhibit is filed herewith:

         Exhibit No.             Description

         99(a) Press Release ("XL Capital's statement concerning the tragic events in the United States") dated September 13, 2001.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September 17, 2001


                                 XL CAPITAL LTD


                                 By:  /s/ PAUL S. GIORDANO
                                      ------------------------------------------
                                      Name:   Paul S. Giordano
                                      Title:  Executive Vice President and
                                      General Counsel and Secretary


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                                                                   Exhibit 99(a)

                                                              XL Capital Ltd
                                                                    XL House
                                                         One Bermudiana Road
                                                      Hamilton HM 11 Bermuda
                                                       Phone: (441) 292-8515
                                                         Fax: (441) 292-5280

NEWS RELEASE

IMMEDIATE

Contact:        Jerry de St. Paer                            Fiona Luck
                Investor Contact                             Media Contact
                441-294-7101                                 441-294-7128


                        XL CAPITAL'S STATEMENT CONCERNING
                     THE TRAGIC EVENTS IN THE UNITED STATES



HAMILTON, Bermuda (September 13, 2001) -- "All of us at XL wish to express our deepest sympathies to the victims of this unparalleled tragedy and their families, many of whom are colleagues in our industry," said Brian M. O'Hara, President and Chief Executive Officer of XL Capital Ltd (NYSE: XL). "Although the human side of this tragedy far outweighs all other concerns, we at XL have the highest commitment to supporting our customers at this time of great need."

Based on initial loss reports and estimates, XL preliminarily anticipates having claims of approximately $600 million to $700 million, net of reinsurance recoveries, stemming from the attacks on the World Trade Center and related events. "This estimate remains subject to change as additional information comes to light," said Mr. O'Hara. Claims are expected to arise mainly from the company's aviation, property and business interruption insurance and reinsurance coverages.

Mr. O'Hara stated, "As both an insurer and reinsurer, XL has always specialized in providing its customers with protection from large catastrophic events. We are in the business of bearing


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such risks and stand ready to meet all of our obligations, especially in the context of one of the worst disasters in U.S. history. Our customers should rest assured that XL has ample balance sheet strength and liquidity to pay claims on a timely basis."

"For our shareholders," continued Mr. O'Hara, "these events obviously will have a significant negative impact on XL's short-term earnings for the third quarter of 2001, but we are highly confident about our company's future prospects and financial strength."

Separately, Jerry de St. Paer, Executive Vice President and Chief Financial Officer of XL, said, "With regard to a private placement of senior debt securities due to settle tomorrow, XL has decided not to proceed with this transaction in view of the dislocation of the financial markets caused by the World Trade Center attack. This financing is not needed to meet our anticipated liquidity needs, including in connection with the losses in the United States."

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. As at June 30, 2001, XL had consolidated assets of approximately $18.7 billion and consolidated shareholders' equity of approximately $5.7 billion. Additional information on XL is available at: www.xlcapital.com.

This press release contains forward-looking statements which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward- looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the size of XL's claims may change due to the preliminary nature of reports and estimates of loss and damage to date; (b) the timely and full recoverability of reinsurance placed by XL with third parties;
(c) the timing of claims payments being faster than anticipated by XL; (d) adverse


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developments in the world's insurance, reinsurance and financial markets; and
(e) the other factors set forth in XL's most recent report on Form 10-K and XL's other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


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